Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 1 Purpose and Objectives This Standard defines the requirements for trading in Newmont securities. The law prohibits trading in securities of Newmont or any Newmont affiliate, by any person in possession of material non-public information about Newmont's business, commonly called "insider trading." Material non-public information is information that (a) is not otherwise available to the general public; and (b) a reasonable investor would consider important in making a decision to buy or sell Newmont securities. Insider trading laws also prohibit individuals from trading in securities of other companies when in possession of material non-public information about the other company. Individuals may also be liable for improper transactions by another person to whom they have disclosed non-public information regarding Newmont or another company. Insider trading is strictly prohibited by Newmont and is in violation of the Code of Conduct. Violation of insider trading laws may result in disciplinary action by Newmont, up to and including termination. This Standard addresses the following global risks: Value loss due to confidentiality and reputational concerns as well as liabilities resulting from insider trading. Implementation Guide and Other Supporting Documents Code of Conduct Business Integrity Policy Acceptable Technology Use Standard Roles and Responsibilities Newmont or any Newmont affiliate Restricted Trading Periods: Certain officers and Employees of Newmont who may have access to Newmont's financial results are prohibited from trading during the Restricted Trading Period, except as may be specifically approved by Newmont’s Chief Legal Officer or Corporate Secretary. Each quarter, Newmont provides all employees subject to Restricted Trading Periods with an email reminder of the applicable blackout period. Newmont may impose additional restricted trading periods (or trading blackouts) at any time if it believes trading by insiders would not be appropriate because of developments at Newmont that are or could be material to Newmont securities or the securities of a Newmont counterparty. Please be reminded that while Newmont may impose restrictions in connection with developments related to Newmont, counterparties or potential transactions, it remains the responsibility of each individual to avoid trading on material non- Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 2 public information, regardless of whether or not Newmont has implemented such a restriction or trading blackout. Roles and Responsibilities Directors and Section 16 Officers Special rules requiring pre-clearance of trades are applicable to Directors and Section 16 reporting officers. Short Sales and Transactions in Puts and Calls: Federal securities laws prohibit Newmont’s Directors and Section 16 reporting officers from engaging in short sales of Newmont securities. Short sales evidence an expectation on the part of the seller that Newmont securities will decline in value and therefore signal to the market that the seller does not have confidence in Newmont’s prospects. These transactions are also against Newmont’s goal of encouraging long-term, buy-and- hold investments in Newmont securities by Directors and Section 16 reporting officers. As such, Directors and Section 16 reporting officers may not (a) engage in any short sales of Newmont securities (including a “sale against the box,” which is a sale with delayed delivery) or (b) buy or sell puts and calls on Newmont securities. Other Hedging Transactions: Certain forms of hedging or monetization transactions, such as collars, reduce or eliminate your ability to profit from an increase in the value of Newmont securities as well as your risk of sustaining losses from a decrease in the value of Newmont securities. By entering into such transactions, you may no longer have the same objectives as Newmont’s other security holders. Directors and Section 16 reporting officers are therefore prohibited from entering into hedging transactions involving Newmont securities. Stock Pledges and Margin Accounts: Directors and Section 16 reporting officers may not hold Newmont securities in a margin account or pledge Newmont securities as collateral for a loan because margin or foreclosure sales may occur when the Director or Section 16 reporting officer is aware of material, non-public information or is otherwise not permitted to trade in Newmont securities, which may result in violations of federal securities laws. Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 3 Roles and Responsibilities Authorized Directors, officers and other employees and consultants of the Company Stock Trading Plans: Rule 10b5-1 Plans provide authorized Directors, Section 16 reporting officers and other employees and consultants of the Company with an affirmative defense to insider trading if the plan is entered into at a time when they are not in possession of material non-public information. A Rule 10b5-1 Plan delegates authority to a broker or other independent person to make purchases or sales in the future either on a periodic or one-time basis at a time when a person may be in possession of material non-public information. A person wishing to implement a Rule 10b5-1 Plan must notify Newmont’s Chief Legal Officer or Corporate Secretary at least three (3) business days prior to entering into the plan and must obtain such person’s pre-clearance of the plan. Approval is subject to compliance with U.S. securities laws and Newmont’s policies. A person may only enter into a Rule 10b5-1 Plan when not in possession of material non-public information, and must not exert any influence over how, when, or whether to effect purchases or sales once the plan is in effect. In addition, a person must enter the plan in good faith and may not enter into or alter any corresponding or hedging transaction or position with respect to Newmont equity securities while the plan is in effect. For further information about Rule 10b5-1 Plans, please contact Newmont’s Chief Legal Officer or Corporate Secretary. Section 16 reporting officers share sales, approval requirements and reporting. Section 16 reporting officers must conduct sales of Newmont securities pursuant to a Rule 10b5-1 Plan approved in accordance with this Standard, except in special individual circumstances approved in advance by the Chair of the Leadership Development and Compensation Committee. Any approved exception remains subject to all other requirements of this Standard and Restricted Trading Periods. A Rule 10b5-1 Plan proposed by the Chief Executive Officer must be approved in advance by the Chair of the Board prior to execution. A Rule 10b5-1 Plan proposed by another Section 16 reporting officer must be approved in advance by the Chief Executive Officer prior to execution. All Rule 10b5-1 Plans (including for all Section 16 executive officers and directors) remain subject to review and Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 4 pre-clearance by either Newmont's Chief Legal Officer or Corporate Secretary for compliance with applicable law and Newmont requirements. A summary of active Rule 10b5-1 Plans maintained by Section 16 reporting Officers, transactions executed under those plans, and any sales approved as exceptions under this Standard will be reported to the Leadership Development and Compensation Committee on a quarterly basis. Roles and Responsibilities Newmont Directors and Section 16 officers All Newmont Directors and Section 16 reporting officers are expected to have a long-term financial interest in the Company. Directors: To align the interests of Directors and the stockholders, each non- executive Director of Newmont must beneficially own shares of common stock (or hold Director stock units) of the Company having a market value of five times (5x) the annual cash retainer payable under the Company’s Director compensation program. Newly-elected Directors are expected to meet this requirement within five (5) years of first becoming a Director of Newmont. Taking into consideration the volatility of the stock market, the impact of gold, copper and other commodity price fluctuations on share price, once the guideline is achieved, future fluctuations in price are not deemed to affect compliance with this provision. Specifically, if a decline in the Company’s share price causes a Director’s failure to meet the threshold, the Director will not be required to purchase additional shares, but such Director will refrain from selling any shares until the threshold has again been achieved. Section 16 reporting Officers: To align the interests of executives and the stockholders, the Chief Executive Officer must beneficially own shares of common stock (or hold restricted stock units) having a market value of six times (6x) base salary, other Executive Officers serving on the Executive Leadership Team must beneficially own shares of common stock (or hold restricted stock units) having a market value of three times (3x) base salary; and the Controller must beneficially own shares of common stock (or hold restricted stock units) having a market value equal to one times (1x) base salary. Newly-appointed Executive Officers are expected to meet this requirement within five (5) years of first being appointed to their Section 16 qualifying position, with similar considerations regarding volatility set forth above.

Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 5 Area Standard Requirements Legal This document is not intended to be regarded as representing legal advice. Trading pre-clearance in accordance with this Standard shall not be deemed a legal opinion or attorney or company endorsement of an individual’s trading activities. Each person is individually responsible at all times for compliance with the prohibitions against insider trading. Individuals are also reminded that the roles and responsibilities listed above should be carefully considered in conjunction with the Frequently Asked Questions section below. Glossary Term Definition Newmont or the Company Is Newmont Corporation. Newmont Affiliate Is any entity which is majority-owned, directly or indirectly, by Newmont or which is actively managed by any such Newmont majority-owned entity. Employee Is a person who is directly on the employee payroll of a Newmont entity. Insider includes any person who possesses material non-public information about Newmont or its affiliates or subsidiaries, and who has a duty to Newmont to keep this information confidential. Insiders include officers and Directors of Newmont and may include officers and Directors of Newmont’s affiliates or subsidiaries, as well as employees of any of such entities who have access to material information that is not publicly available, or who are working on significant corporate transactions or projects. In addition, a person can be a “temporary insider” if he or she enters into a relationship to serve Newmont or its affiliates or subsidiaries and as a result gains access to inside information. Temporary insiders routinely include Newmont’s attorneys, accountants, consultants, bankers and the employees of their organizations. Insider Trading refers to the use of material non-public information to trade in securities or the communication of material non-public information to others that may trade on the basis of such information. See FAQs below for additional information. Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 6 Permitted Transactions are select transactions that are permitted during a Restricted Trading Period, specifically, the vesting or settlement of restricted stock units to common stock; and bona fide charitable donations or gifts of Newmont securities so long as the gift does not satisfy a legal obligation. Prohibited Transactions refer to transactions in Newmont securities or the securities of the other Newmont counterparties by insiders which takes advantage of material nonpublic information. See FAQs below for additional information. Restricted Trading Period is the period beginning on the calendar day prior to the end of each fiscal quarter and ending one (1) trading day after Newmont’s public disclosure of results for that quarter. Rule 10b5-1 Plan refers to a pre-arranged stock trading plan which allow insiders to enter into such plans if the plan is entered into at a time when they are not in possession of material non-public information. A Rule 10b5-1 Plan delegates authority to a broker or other independent person to make sales or purchases in the future, either on a periodic or one-time basis at a time when a person may be in possession of material non-public information. See FAQs below for additional information. Director is a member of the Board of Directors of Newmont Corporation. Section 16 reporting officer is an officer of Newmont designated by the Board as an “officer” for the purposes of Section 16 of the Securities Exchange Act of 1934. References in this Standard to “Executive Officers” and “Section 16 Officers” mean Section 16 reporting officers. SEC is the United States Securities and Exchange Commission. Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 7 Frequently Asked Questions Question Response What is Insider Trading? Generally, “insider trading” refers to the use of material non-public information to trade in securities or the communication of material non-public information to others that may trade on the basis of such information. You are responsible for the compliance of your family members and others living in your home with this Standard. You are also responsible for the compliance with this Standard of family members who do not live in your household, but whose transactions in Newmont securities are directed by you or are subject to your influence or control (such as relatives who consult with you before trading). Prohibitions on insider trading and tipping (as described below) apply not only to Newmont securities, but could also include third-party securities. Those third- parties could include joint-venture partners for which you may have received confidential exploration, plan or reserve information as part of your work at Newmont that has not yet been made public, or counterparties to potential corporate or M&A transactions that have not yet been made public. What is material information? Examples of material information (which may be positive or negative) may include:  Financial results or expectations for the quarter or the year  Financial and budgetary forecasts  Changes in dividends  Possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies  Significant impacts to operations or impacts to sales  Serious safety incidents, or material tailings, geotechnical or environmental events  Significant permitting, regulatory, fiscal or government decisions affecting operations  Material cybersecurity incidents  Significant changes or updates to reserve and resource estimates  Major project approvals  Major exploration discoveries  Major financing developments Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 8  Major personnel changes  Criminal indictments or major civil litigation or government investigations  Significant labor disputes including strikes or lockouts  Substantial changes in accounting methods  Debt service or liquidity problems  Public offerings or private sales of debt or equity securities  Stock splits, calls, redemptions or repurchases of Newmont’s securities Any information that would be an important factor for a reasonable investor’s decision as to whether or not to buy or sell Newmont securities (in short, any information which could reasonably affect the price of any Newmont securities) should be considered “material”. Frequently Asked Questions What is Non-Public Information? Information is considered to be non-public unless it has been effectively disclosed to the public. Examples of public disclosure include SEC filings and company press releases. Not only must the information have been publicly disclosed, but there must also have been adequate time for the investing public as a whole to digest the information (i.e., at least one full trading day). The circulation of rumors, internet chat or “talk on the street”, even if accurate, widespread and reported in the media, does not constitute “public disclosure.” How can I Protect Material Non-public Information? Material non-public information should be communicated only to those people who need to know it for a legitimate business purpose and who are authorized to receive the information in connection with their employment responsibilities and who are informed or otherwise know that the information is confidential. The following practices should be followed to help prevent the misuse of material non-public information and other types of confidential information: Avoid discussing or even speculating about confidential matters in places where you may be overheard by people who do not have a reason to know the information (e.g., in elevators, airplanes, restaurants). Do not discuss confidential information with family, relatives or social acquaintances.

Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 9 Always put confidential documents away when not in use. Do not leave, send or review documents containing confidential information where they may be seen by persons who do not have a need to know the content of the documents. For example, confidential information should not be sent to personal email accounts or entered into artificial intelligence tools or other applications that are not approved under the Acceptable Technology Use Standard. Password protect computers and log off when they are not in use, and do not give your computer IDs and passwords to any other person, in compliance with the Acceptable Technology Use Standard. What is “Tipping”? Tipping means passing along inside information with respect to a company, either directly or indirectly, to others who do not need the information as part of their work for Newmont and who then deal in securities of such company or induce a third party to deal in such securities. This includes information passed along in casual conversation with the bartender, taxi driver, etc. What are the Penalties for Insider Trading? The SEC is responsible for enforcement of these laws and regulations and will seek to enforce them in connection with trading in the US securities market even if those involved are outside the United States. The SEC can seek civil (including fines) and criminal (including imprisonment) penalties. What are Prohibited Transactions? When you, your spouse, relatives or others living in your home have material non-public information relating to Newmont (or another company, such as a customer or supplier of Newmont), you may not buy or sell Newmont securities or the securities of the other company, or engage in any other action to take advantage of that information or pass it along to others. Transactions that may be necessary or justifiable for independent reasons (such as a need to raise funds for a personal emergency) are not excepted by the SEC and are not exceptions from this Standard. Frequently Asked Questions What are Permitted Transactions? See definition section above. What is Trading in Newmont Securities? The following are examples of trading in Newmont securities: Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 10  Open market purchases or sales of Newmont securities, including preferred stock, convertible debentures, debt securities, warrants and exchange-traded options or other derivative securities;  Having others trade for you in Newmont securities;  Disclosing non-public information to anyone who then trades; and  Purchasing or selling of Newmont stock (or switching existing balances out of the Newmont stock fund in your investment or retirement accounts or Savings Equalization Plan account, if applicable). Can I Enter Into Limit Orders? Limit orders outstanding with respect to any Newmont securities should be suspended for the duration of any Restricted Trading Period. Limit orders placed in an insider’s brokerage account are viewed with the same level of scrutiny as a typical open market sale by regulators since account holders have the ability to modify or cancel the limit orders. As such, sales pursuant to limit orders (other than made pursuant to a valid Rule 10b5-1 Plan) are prohibited during the Restricted Trading Period. What if I have Questions About Insider Trading? If you have questions as to a potential application of insider trading laws or any restrictions on insider trading or if you know of a suspected violation of these laws, please contact Newmont’s Chief Legal Officer or Corporate Secretary. How can I adopt a Rule 10b5-1 Plan? Rule 10b5-1 Plans may be available to all Newmont Directors, Section 16 reporting officers, Employees and consultants who have access to material non- public information regarding Newmont. A person wishing to adopt or modify a Rule 10b5-1 Plan must notify Newmont’s Chief Legal Officer or Corporate Secretary at least three (3) business days prior to entering into the plan and must obtain the required pre-clearance, as set out in this Standard. Each Rule 10b5-1 Plan, and any modification to such plan must comply with U.S. securities laws and Newmont’s policies and standards, including required cooling off periods. Copies of all 10b5-1 Plans are required to be provided to Stock Plan and Newmont’s Corporate Secretary. Cooling Off Periods: For Directors and Section 16 reporting officers, the first sale under the Rule 10b5-1 Plan may not take effect within ninety (90) calendar days after it is executed by the individual entering into the plan or within two (2) business days following the disclosure of the issuer’s financial results in an annual or quarterly report for the fiscal quarter in which the plan was adopted, whichever is later. For persons other than Directors and Section 16 reporting Newmont Corporation Stock Trading Standard NEWMONT CORPORATION 11 officers, the cooling-off period is at least 30 days following adoption of a 10b5-1 plan. No Overlapping Plans: Except as permitted by Rule 10b5-1 (see Consecutive Plans below), a person is prohibited from using multiple overlapping 10b5-1 plans, and may not adopt more than one single-trade 10b5-1 plan during any consecutive 12-month period. As such, please consider your planning carefully with your advisor before executing your Rule 10b5-1 plan. Section 16 Officers are required to conduct sales of Newmont securities pursuant to an approved Rule 10b5-1 Plan, except in special individual circumstances approved in advance by the Chair of the Leadership Development and Compensation Committee. Can I modify or change a Rule 10b5-1 Plan? A person may only enter into a Rule 10b5-1 Plan when not in possession of material non-public information, and must not exert any influence over how, when, or whether to effect purchases or sales once the plan is in effect. In addition, a person must enter the plan in good faith and may not enter into or alter any corresponding or hedging transaction or position with respect to Newmont equity securities while the plan is in effect. It is not advisable for a person to terminate a Rule 10b5-1 plan except under unusual circumstances. Therefore, Rule 10b5-1 Plans may not be modified or cancelled without the approval of Newmont’s Chief Legal Officer or Corporate Secretary. If your plan is cancelled, please be reminded that a person may not adopt more than one single-trade 10b5-1 plan during any consecutive 12-month period.